Sub-Item 77Q(1)(e)

A special meeting of shareholders of Voyageur International Equity Fund (the "Fund"), a series of Voyageur Mutual Funds III, Inc. (the "Company"), was held on Thursday, August 15, 1996. The purpose of the meeting was to approve a Sub-Advisory Agreement pursuant to which Voyageur International Asset Managers Ltd would manage the assets of the Fund. Shareholders approved the Sub-Advisory Agreement which was filed as Exhibit No. 5.3 to Post-Effective Amendment No. 26 to Form N-1A on August 29, 1996, File Nos. 2-95928 and 811-4547, respectively, and incorporated herein by reference.